CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated
September 4, 1996 on Premier Insured Municipal Bond Fund, National Series in this Registration Statement (Form N-1A 33-61738) of Dreyfus Premier Insured Municipal Bond Fund.



                                         ERNST & YOUNG LLP

New York, New York
March 27, 1997